Exhibit 99.2

Quaker Houghton Third Quarter 2022 Results Investor Conference Call

Forward-Looking Statements

Regulation G

The attached charts include Company information that does not conform to generally accepted accounting principles ("GAAP"). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and helps investors to evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with the second quarter earnings news release, dated August 4, 2022, which has been furnished to the Securities and Exchange Commission ("SEC") on Form 8-K.

Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements, including statements regarding the potential effects of the COVID-19 pandemic, the Russia and Ukraine conflict, inflation and global supply chain constraints on the Company's business, results of operations, and financial condition, our expectations that we will maintain sufficient liquidity and remain in compliance with the terms of the Company's credit facility, expectations about future demand and raw material costs, and statements regarding the impact of increased raw material costs and pricing initiatives, on our current expectations about future events. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, including but not limited to the potential benefits of the Combination and other acquisitions, the impacts on our business as a result of the COVID-19 pandemic and global supply chain constraints, and our current and future results and plans and statements that include the words "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that demand for the Company's products and services is largely derived from the demand for its customers' products, which subjects the Company to uncertainties related to downturns in a customer's business and unanticipated customer production slowdowns and shutdowns, including as is currently being experienced by many automotive industry companies as a result of supply chain disruptions. Other major risks and uncertainties include, but are not limited to, the primary and secondary impacts of the COVID-19 pandemic, including actions taken in response to the pandemic by various governments, which could exacerbate some or all of the other risks and uncertainties faced by the Company, as well as inflationary pressures, including the potential for significant increases in raw material costs, supply chain disruptions, customer financial instability, rising interest rates and the potential of economic recession, worldwide economic and political disruptions including the impacts of the military conflict between Russia and Ukraine, the economic and other sanctions imposed by other nations on Russia, suspensions of activities in Russia by many multinational companies and the potential expansion of military activity, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence. Furthermore, the Company is subject to the same business cycles as those experienced by our customers in the steel, automobile, aircraft, industrial equipment, and durable goods industries. The ultimate impact of COVID-19 on our business will depend on, among other things, the extent and duration of the pandemic, the severity of the disease and the number of people infected with the virus including new variants, the continued uncertainty regarding global availability, administration, acceptance and long-term efficacy of vaccines, or other treatments for COVID-19 or its variants, the longer-term effects on the economy of the pandemic, including the resulting market volatility, and by the measures taken by governmental authorities and other third parties restricting day-to-day life and business operations and the length of time that such measures remain in place, as well as laws and other governmental programs implemented to address the pandemic or assist impacted businesses, such as fiscal stimulus and other legislation designed to deliver monetary aid and other relief. Other factors could also adversely affect us, including those related to the Combination and other acquisitions and the integration of acquired businesses. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control. These risks, uncertainties, and possible inaccurate assumptions relevant to our business could cause our actual results to differ materially from expected and historical results. All forward-looking statements included in this presentation, including expectations about business conditions during 2022 and future periods, are based upon information available to the Company as of the date of this presentation, which may change. Therefore, we caution you not to place undue reliance on our forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, refer to the Risk Factors section, which appears in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and in subsequent reports filed from time to time with the Securities and Exchange Commission. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Quaker Houghton
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©2022 Quaker Houghton. All Rights Reserved

Non-GAAP and Pro Forma Measures

The information included in this presentation includes non-GAAP (unaudited) financial information that includes EBITDA, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, and pro forma net sales, net income attributable to Quaker Houghton, EBITDA, adjusted EBITDA, and adjusted EBITDA margin. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they enhance a reader's understanding of the financial performance of the Company, are indicative of future operating performance of the Company, and facilitate a comparison among fiscal periods, as the non-GAAP financial measures exclude items that are not indicative of future operating performance or not considered core to the Company's operations. Non-GAAP results and pro forma information are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP.

The Company presents EBITDA which is calculated as net income attributable to the Company before depreciation and amortization, interest expense, net, and taxes on income before equity in net (loss) income of associated companies. The Company also presents adjusted EBITDA which is calculated as EBITDA plus or minus certain items that are not indicative of future operating performance or not considered core to the Company's operations. In addition, the Company presents non-GAAP operating income which is calculated as operating income plus or minus certain items that are not indicative of future operating performance or not considered core to the Company's operations. Adjusted EBITDA margin and non-GAAP operating margin are calculated as the percentage of adjusted EBITDA and non-GAAP operating income to consolidated net sales, respectively. The Company believes these non-GAAP measures provide transparent and useful information and are widely used by investors, analysts, and peers in our industry as well as by management in assessing the operating performance of the Company on a consistent basis.

Additionally, the Company presents non-GAAP net income and non-GAAP earnings per diluted share as additional performance measures. Non-GAAP net income is calculated as adjusted EBITDA, defined above, less depreciation and amortization, interest expense, net, and taxes on income before equity in net (loss) income of associated companies, in each case adjusted, as applicable, for any depreciation, amortization, interest or tax impacts resulting from the non-core items identified in the reconciliation of net income attributable to the Company to adjusted EBITDA. Non-GAAP earnings per diluted share is calculated as non-GAAP net income per diluted share as accounted for under the "two-class share method." The Company believes that non-GAAP net income and non-GAAP earnings per diluted share provide transparent and useful information and are widely used by investors, analysts, and peers in our industry as well as by management in assessing the operating performance of the Company on a consistent basis.

In addition, the Company has provided certain unaudited pro forma financial information in this presentation. The unaudited pro forma financial information is based on the historical consolidated financial statements and results of both Quaker and Houghton and has been prepared to illustrate the effects of the Combination. The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of Quaker Houghton's past results of operations, nor is it indicative of the future operating results of Quaker Houghton and should not be considered a substitute for the financial information presented in accordance with GAAP. The Company has not provided pro forma financial information as it relates to the acquired operating divisions of Norman Hay plc or for any of its other acquisitions based on materiality. Pro forma results for the year ended December 31, 2019 include five months of Houghton's operations post-closing of the Combination, while Houghton reflects seven months of results for the period from January 1, 2019 through July 31, 2019. Pro forma results for the years ended December 31, 2018, 2017 and 2016, respectively, include Quaker's historical results, while Houghton reflects its stand-alone results.

As it relates to 2022 projected adjusted EBITDA growth for the Company, the Company has not provided guidance for comparable GAAP measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measures without unreasonable effort. These items include, but are not limited to, certain non-recurring or non-core items the Company may record that could materially impact net income, as well as the impact of COVID-19. These items are uncertain, depend on various factors, and could have a material impact on the U.S. GAAP reported results for the guidance period.

The following charts should be read in conjunction with the Company's third quarter earnings news release dated November 3, 2022, which has been furnished to the Securities and Exchange Commission on Form 8-K, the Company's Annual Report for the year ended December 31, 2021, and the Company's 10-Q for the period ended September 30, 2022. These documents may contain additional explanatory language and information regarding certain of the items included in the following reconciliations.

Quaker Houghton
Forward Together

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©2022 Quaker Houghton. All Rights Reserved

Andy Tometich Chief Executive Officer & President Shane W. Hostetter Senior Vice President, Chief Financial Officer Robert T. Traub Senior Vice President, General Counsel & Corporate Secretary David A. Will Vice President & Chief Accounting Officer Jeffrey Schnell Senior Director, Investor Relations ©2022 Quaker Houghton. All Rights Reserved 4 Speakers

©2022 Quaker Houghton. All Rights Reserved 5 Highlights » Delivered solid 3Q’22 results demonstrating the resilience of our business ▪ Sales growth of ~10% compared to 3Q’21 driven by double - digit price increases in all segments ▪ Gross margins improved to 32.7% in 3Q’22 compared to 30.4% in 2Q’22 ▪ Volumes reflected softer market conditions, primarily in Europe and Asia/Pacific » Focused on execution to mitigate a challenging global macroeconomic backdrop ▪ Advancing our strategic pricing initiatives to offset inflationary pressures ▪ Pursuing avenues for global cost improvements, simplification and efficiencies ▪ Actively working to improve free cash flow generation » Remain well - positioned to advance our strategy and deliver shareholder value ▪ Align the business to drive a deeper deployment of our customer intimate model ▪ Investing to advance our long - term strategic growth initiatives ▪ Disciplined capital allocation strategy remains intact and supported by a healthy balance sheet and ample liquidity

©2022 Quaker Houghton. All Rights Reserved 6 Financial Snapshot (dollars in millions, per share amounts) (1) Certain amounts may not calculate due to rounding Q3 2022 Q3 2021 Q2 2022 YTD 2022 YTD 2021 GAAP Net sales $ 492.2 $ 449.1 $ 43.1 10% $ 492.4 $ (0.2) (0%) $ 1,458.8 $ 1,314.1 $ 144.7 11% Gross profit 160.7 145.1 15.6 11% 149.6 11.2 7% 456.4 455.8 0.6 0% Gross margin (%) 32.7% 32.3% 0.3% 1% 30.4% 2.3% 8% 31.3% 34.7% (3.4%) (10%) Operating income 44.6 36.0 8.6 24% 31.9 12.7 40% 105.9 119.7 (13.8) (12%) Net income 25.9 31.1 (5.2) (17%) 14.3 11.5 80% 60.0 103.2 (43.2) (42%) Earnings per diluted share 1.44 1.73 (0.29) (17%) 0.80 0.64 80% 3.35 5.76 (2.41) (42%) Non-GAAP Non-GAAP operating income $ 50.9 $ 43.2 $ 7.8 18% $ 38.8 $ 12.1 31% $ 128.9 $ 143.3 $ (14.4) (10%) Non-GAAP operating margin (%) 10.3% 9.6% 0.7% 8% 7.9% 2.5% 31% 8.8% 10.9% (2.1%) (19%) Adjusted EBITDA 70.3 66.2 4.1 6% 58.5 11.8 20% 189.2 213.4 (24.1) (11%) Adjusted EBITDA margin (%) 14.3% 14.7% (0.5%) (3%) 11.9% 2.4% 20% 13.0% 16.2% (3.3%) (20%) Non-GAAP earnings per diluted share 1.74 1.63 0.11 7% 1.32 0.42 32% 4.48 5.56 (1.08) (19%) Variance (1) Variance (1) Variance (1)

Modestly lower volumes in 3Q’22 compared to 3Q’21 primarily reflect previously divested business related to the Combination, the the direct and indirect impacts of the ongoing war in Ukraine, and softer market conditions, primarily in Europe and Asia/Pac ifi c Total Company Volume Trend (k ilograms, in thousands ) 7 ©2022 Quaker Houghton. All Rights Reserved 60,000 80,000 100,000 120,000 140,000 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22

©2022 Quaker Houghton. All Rights Reserved 8 Adjusted EBITDA (dollars in millions) Strong price realization and cost management in 3Q’22 drove an improvement in margins notwithstanding the significant and persistent inflationary pressures and the unfavorable impact of F/X (1) Periods presented prior to the Combination, on August 1, 2019, are pro forma results $215 $221 $236 $234 $222 $274 $250 2016 2017 2018 2019 2020 2021 TTM Q3 2022 (1) (1) $66 $70 Q3 2021 Q3 2022 (1) (1)

▪ Total debt of $954 million and cash and cash equivalents of $139 million resulted in net debt of $815 million ▪ Leverage of 3.3x as of September 30, 2022 1 ▪ Operating well within bank covenants ▪ Bank leverage of 3.1x as of September 30, 2022 2 ▪ Maximum permitted leverage of 4.0x 2 ▪ Healthy balance sheet and ample liquidity ▪ No significant maturities until June 2027 as we successfully amended our credit facility in 2Q’22 ▪ 3Q’22 cost of debt on credit facility was ~3.4% Leverage and Liquidity Update 9 ©2022 Quaker Houghton. All Rights Reserved 1 Leverage ratio defined as net debt divided by trailing twelve month adjusted EBITDA 2 Defined as net debt divided by trailing twelve month adjusted EBITDA, as calculated under the terms of the credit agreement 3.5x 3.4x 3.7x 3.4x 3.2x 3.1x 2.7x 2.7x 3.0x 3.2x 3.3x $811 $799 $741 $717 $750 $759 $759 $736 $765 $787 $815 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 30-Sep Net Debt and Leverage Ratio 1 (dollars in millions)

Appendix Actual and Non - GAAP Results

©2022 Quaker Houghton. All Rights Reserved 11 Non - GAAP Operating Reconciliation (dollars in thousands, unless otherwise noted) Q3 2022 Q3 2021 YTD 2022 YTD 2021 Operating income 44,609$ 36,010$ 105,915$ 119,720$ Combination, restructuring and other acquisition-related expenses 717 5,083 7,421 20,371 Strategic planning and transformation expenses 4,545 - 10,745 - Executive transition costs 913 285 2,097 1,097 Russia-Ukraine conflict related expenses 88 - 2,183 - Facility remediation costs, net - 1,490 - 1,490 Other charges 70 320 546 613 Non-GAAP operating income 50,942$ 43,188$ 128,907$ 143,291$ Non-GAAP operating margin (%) 10.3% 9.6% 8.8% 10.9%

Adjusted EBITDA & Non-GAAP Net Income Reconciliation

(dollars in thousands, unless otherwise noted)

	Q3 2022	Q3 2021	YTD 2022	YTD 2021
Net income attributable to Quaker Chemical Corporation	$ 25,867	$ 31,058	$ 60,026	$ 103,243
Depreciation and amortization	19,908	21,542	61,491	66,334
Interest expense, net	8,389	5,637	20,228	16,725
Taxes on income before equity in net (loss) income of associated companies	10,185	795	14,425	26,702
EBITDA	$ 64,349	$ 59,032	$ 156,170	$ 213,004
Equity loss (income) in a captive insurance company	174	(108)	2,199	(4,071)
Combination, restructuring and other acquisition-related expenses	717	4,906	9,817	14,265
Strategic planning and transformation expenses	4,545	-	10,745	-
Executive transition costs	913	285	2,097	1,097
Russia-Ukraine conflict related expenses	88	-	2,183	-
Facility remediation (recovery) costs, net	(1,104)	2,019	(1,104)	2,019
Brazilian non-income tax credits	-	-	-	(13,293)
Loss on extinguishment of debt	-	-	6,763	-
Other charges	609	35	356	353
Adjusted EBITDA	$ 70,291	$ 66,169	$ 189,226	$ 213,374
Adjusted EBITDA Margin (%)	14.3%	14.7%	13.0%	16.2%
Adjusted EBITDA	$ 70,291	$ 66,169	$ 189,226	$ 213,374
Less: Depreciation and amortization - adjusted	19,908	21,365	61,491	65,616
Less: Interest expense, net	8,389	5,637	20,228	16,725
Less: Taxes on income before equity in net income of associated companies - adjusted	10,821	9,765	27,189	31,277
Non-GAAP Net Income	$ 31,173	$ 29,402	$ 80,318	$ 99,756

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©2022 Quaker Houghton. All Rights Reserved

©2022 Quaker Houghton. All Rights Reserved 13 Adjusted EBITDA Reconciliation (dollars in thousands) FY 2020 FY 2021 Net income attributable to Quaker Chemical Corporation 39,658$ 121,369$ Depreciation and amortization 84,494 87,728 Interest expense, net 26,603 22,326 Taxes on income before equity in net income of associated companies EBITDA 145,459$ 266,362$ Equity income in a captive insurance company (1,151) (4,993) Combination, restructuring and other acquisition-related expenses 35,305 20,151 Executive transition costs - 2,986 Indefinite-lived intangible asset impairment 38,000 - Facility remediation (recovery) costs, net - 2,066 Brazilian non-income tax credits - (13,087) Pension and postretirement benefit costs (income), 21,592 (759) non-service components Gain on changes in insurance settlement restrictions of an inactive (18,144) 819 subsidiary and related insurance insolvency recovery Other charges 913 564 Adjusted EBITDA 221,974$ 274,109$ Adjusted EBITDA Margin (%) 15.7% 15.6% (5,296) 34,939

©2022 Quaker Houghton. All Rights Reserved 14 Adjusted EBITDA Reconciliation Trailing Twelve Months Q3 2022 (dollars in thousands) A B C = B - A D E = C + D YTD Q3 2021 Full Year 2021 Last Three Months 2021 YTD Q3 2022 TTM Q3 2022 Net income attributable to Quaker Chemical Corporation 103,243$ 121,369$ 18,126$ 60,026$ 78,152$ Depreciation and amortization 66,334 87,728 21,394 61,491 82,885 Interest expense, net 16,725 22,326 5,601 20,228 25,829 Taxes on income before equity in net income of associated companies EBITDA 213,004$ 266,362$ 53,358$ 156,170$ 209,528$ Equity (income) loss in a captive insurance company (4,071) (4,993) (922) 2,199 1,277 Combination, integration and other acquisition-related expenses 14,265 20,151 5,886 9,817 15,703 Strategic planning and transformation expenses - - - 10,745 10,745 Executive transition costs 1,097 2,986 1,889 2,097 3,986 Russia-Ukraine conflict related expenses - - - 2,183 2,183 Facility remediation (recovery) costs, net 2,019 2,066 47 (1,104) (1,057) Brazilian non-income tax credits (13,293) (13,087) 206 - 206 Loss on extinguishment of debt - - - 6,763 6,763 Other charges 353 624 271 356 627 Adjusted EBITDA 213,374$ 274,109$ 60,735$ 189,226$ 249,961$ 22,662 26,702 34,939 8,237 14,425

©2022 Quaker Houghton. All Rights Reserved 15 Non - GAAP EPS Reconciliation Q3 2022 Q3 2021 YTD 2022 YTD 2021 GAAP earnings per diluted share attributable to Quaker Chemical Corporation common shareholders Equity loss (income) in a captive insurance company per diluted share 0.01 (0.01) 0.12 (0.23) Combination, restructuring and other acquisition-related expenses per diluted share Strategic planning and transformation expenses per diluted share 0.19 - 0.46 - Executive transition costs per diluted share 0.04 0.01 0.09 0.05 Russia-Ukraine conflict related expenses per diluted share 0.01 - 0.11 - Facility remediation (recovery) costs, net per diluted share (0.05) 0.09 (0.05) 0.09 Brazilian non-income tax credits per diluted share - (0.04) - (0.48) Loss on extinguishment of debt per diluted share - - 0.29 - Other charges per diluted share 0.04 - 0.03 0.02 Impact of certain discrete tax items per diluted share 0.02 (0.37) (0.37) (0.29) Non-GAAP earnings per diluted share 1.74$ 1.63$ 4.48$ 5.56$ 1.44$ 0.22 0.04 5.76$ 3.35$ 1.73$ 0.45 0.64

©2022 Quaker Houghton. All Rights Reserved 16 Segment Performance (dollars in thousands) Q3 2022 Q3 2021 YTD 2022 YTD 2021 Net sales Americas 186,546$ 150,799$ 513,438$ 425,343$ EMEA 113,367 122,241 362,107 365,491 Asia/Pacific 91,211 98,659 295,273 286,924 Global Specialty Businesses 101,094 77,373 287,959 236,359 Total net sales 492,218$ 449,072$ 1,458,777$ 1,314,117$ Segment operating earnings Americas 44,986$ 31,273$ 107,991$ 97,155$ EMEA 9,883 20,153 39,932 68,802 Asia/Pacific 23,336 23,285 67,469 73,990 Global Specialty Businesses 30,746 20,663 83,622 69,041 Total segment operating earnings 108,951 95,374 299,014 308,988 Combination, integration and other acquisition-related expenses (2,107) (5,786) (7,992) (18,259) Restructuring and related charges (credits), net 1,423 880 604 (593) Fair value step up of acquired inventory sold - - - (801) Non-operating and administrative expenses (47,852) (38,691) (139,894) (122,760) Depreciation of corporate assets and amortization (15,806) (15,767) (45,817) (46,855) Operating income 44,609 36,010 105,915 119,720 Other (expense) income, net 85 647 (10,520) 19,344 Interest expense, net (8,389) (5,637) (20,228) (16,725) Income before taxes and equity in net (loss) income of associated companies 122,339$ 75,167$ 31,020$ 36,305$

Appendix Pro Forma Results

Full Year 2019 Pro Forma Reconciliation

(dollars in millions)

	2019				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net sales	$ 1,134	$ 475	$ (34)	$ (13)	$ 1,562
Net Income (Loss) Attributable to Quaker Houghton	$ 32	$ (3)	$ (6)	$ 10	$ 33
Depreciation and Amortization	45	31	-	3	77
Interest Expense, Net	17	33	-	(15)	35
Taxes on Income (b)	2	(1)	(2)	3	2
EBITDA*	96	60	(8)	1	148
Combination, Integration and Other Acquisition-Related Expenses	35	44	-	-	80
Gain on the Sale of Divested Assets	-	(35)	-	-	(35)
Fair Value Step Up of Houghton and Norman Hay Inventory Sold	12	-	-	-	12
Restructuring and Related Charges	27	-	-	-	27
Other Addbacks (c)	3	(0)	-	-	3
Adjusted EBITDA*	$ 173	$ 68	$ (8)	$ 1	$ 234
Adjusted EBITDA Margin* (%)	15%	14%	24%	-4%	15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include equity income in a captive insurance company, pension and postretirement benefit costs, non-service components, customer bankruptcy costs, insurance insolvency recoveries and currency conversion impacts of hyper-inflationary economies.

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©2022 Quaker Houghton. All Rights Reserved

19 ©2022 Quaker Houghton. All Rights Reserved Full Year 2018 Pro Forma Reconciliation (dollars in millions) Quaker Houghton Divestitures Other (a) Pro Forma* Net sales 868$ 861$ (53)$ (22)$ 1,655$ Net Income (Loss) Attributable to Quaker Houghton 59$ (0)$ (9)$ 17$ 66$ Depreciation and Amortization 20 54 - 5 79 Interest Expense, Net 4 56 - (25) 35 Taxes on Income (b) 25 3 (2) 5 30 EBITDA* 108 113 (12) 1 210 Combination, Integration and Other Acquisition-Related Expenses 16 7 - - 23 Other Addbacks (c) 1 2 - - 3 Adjusted EBITDA* 126$ 121$ (12)$ 1$ 236$ Adjusted EBITDA Margin* (%) 14% 14% 23% -4% 14% (b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%. (c) Other addbacks include currency conversion impacts on hyper-inflationary economies, a gain on the liquidation of an inactive legal entity and charges related to non-recurring non-income tax and VAT charges. 2018 * Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton. (a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

Full Year 2017 Pro Forma Reconciliation

(dollars in millions)

	2017				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income (Loss) Attributable to Quaker Houghton	$ 20	$ (47)	$ (9)	$ 9	$ (26)
Depreciation and Amortization	20	55	-	5	80
Interest Expense, Net	1	51	-	(16)	37
Taxes on Income (b)	42	42	(2)	2	84
EBITDA*	83	102	(11)	0	175
Equity Income in a Captive Insurance Company	(3)	-	-	-	(3)
Combination, Integration and Other Acquisition-Related Expenses	30	10	-	-	40
Pension and Postretirement Benefit Costs, Non-Service Components	4	(1)	-	-	4
Cost Reduction Activities	0	2	-	-	2
Loss on Disposal of Held-for-Sale Asset	0	-	-	-	0
Insurance Insolvency Recovery	(1)	-	-	-	(1)
Affiliate Management Fees	-	2	-	-	2
Non-Income Tax Settlement Expense	-	1	-	-	1
Other Addbacks (c)	0	0	-	-	1
Adjusted EBITDA*	$ 115	$ 116	$ (11)	$ 0	$ 221
Adjusted EBITDA Margin* (%)	14%	15%	20%	0%	14%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks includes charges related to inventory fair value step up adjustments in the Wallover acquisition, currency conversion impacts of hyper-inflationary economies and other non-recurring charges.

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©2022 Quaker Houghton. All Rights Reserved

Full Year 2016 Pro Forma Reconciliation

(dollars in millions)

	2016				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income (Loss) Attributable to Quaker Houghton	$ 61	$ (37)	$ (8)	$ 7	$ 23
Depreciation and Amortization	20	55	-	5	80
Interest Expense, Net	1	51	-	(14)	37
Taxes on Income (b)	23	(5)	(2)	2	18
EBITDA*	105	64	(10)	0	158
Equity Income in a Captive Insurance Company	(2)	-	-	-	(2)
Combination, Integration and Other Acquisition-Related Expenses	2	3	-	-	5
Pension and Postretirement Benefit Costs, Non-Service Components	2	(1)	-	-	1
Cost Reduction Activities	-	4	-	-	4
Impairment of Goodwill and Intangible Assets	-	41	-	-	41
Affiliate Management Fees	-	2	-	-	2
Non-Income Tax Settlement Expense	-	2	-	-	2
Full-Year Impact of Wallover Acquisition	-	3	-	-	3
Other Addbacks (c)	(0)	1	-	-	1
Adjusted EBITDA*	$ 107	$ 119	$ (10)	$ 0	$ 215
Adjusted EBITDA Margin* (%)	14%	16%	22%	0%	15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks includes a charge related to a legal settlement, a charge related to inventory fair value adjustments in the Wallover acquisition, offset by a gain on the sale of an asset, currency conversion impacts of hyper-inflationary economies and a restructuring credit.

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